Exhibit 99.1

Zura Bio Announces Participation at February Investor Conferences

Henderson, Nev – February 2, 2024 - Zura Bio Limited (Nasdaq: ZURA) (“Zura Bio”), a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders, today announced that members of its senior management team will participate at several upcoming conferences in February.

Conference Details:

Event: Oppenheimer 2024 Winter CEO and Investor Summit

Details: Michael Howell, Ph.D., Chief Scientific Officer and Head of Translational Medicine, will participate in 1x1 investor meetings from February 5 - 8, 2024, in Vail, CO.

Event: Guggenheim Healthcare Talks 6th Annual Biotechnology Conference

Details: Robert Lisicki, President and Chief Operating Officer, will participate in a company presentation and investor 1x1 meetings on February 7 – 8, 2024, in New York, NY. The company presentation is currently scheduled for Wednesday, February 7, 2024 at 3:00 p.m. EST.

Event: Oppenheimer 34th Annual Healthcare Life Sciences Conference

Details: Robert Lisicki, President and Chief Operating Officer, and Kiran Nistala, M.D., Ph.D., Chief Medical Officer and Head of Development, will participate in a virtual company presentation and investor 1x1 meetings on February 13 - 14, 2024. The company presentation is currently scheduled for Tuesday, February 13, 2024 at 8:00 a.m. EST.

Event: Piper Sandler TSLP Biology Day

Details: Kiran Nistala, M.D., Ph.D., Chief Medical Officer and Head of Development, and Michael Howell, Ph.D., Chief Scientific Officer and Head of Translational Medicine, will be participating in a virtual discussion on thymic stromal lymphopoietin (TSLP) science and its current landscape on Friday, February 23, 2024 at 9:00 – 9:30 a.m. EST.

Links for live webcasts and replays, if available, will be posted on the News & Events page in the Investors section of the Zura Bio website. Presentations will be archived on the website for at least 30 days following the event.

About Zura Bio

Zura Bio is a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders. Currently, Zura Bio is developing three assets which have completed Phase 1/1b studies and are Phase 2 ready. The company is developing a portfolio of therapeutic indications for ZB-106 (tibulizumab), ZB-168, and ZB-880 (torudokimab) with a goal of demonstrating their efficacy, safety, and dosing convenience in immune and inflammatory disorders, including systemic sclerosis and other novel indications with unmet needs.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” “strategy,” “future,” “opportunity,” “would,” “seem,” “seek,” “outlook” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this communication. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. You should carefully consider the risks and uncertainties described in the “Risk Factors” sections of Zura Bio’s recent filings with the SEC. These filings would identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Many of these factors are outside Zura Bio’s control and are difficult to predict. Many factors could cause actual future events to differ from the forward-looking statements in this communication, including but not limited to: (1) the outcome of any legal proceedings that may be instituted against Zura Bio; (2) volatility in the price of Zura Bio’s securities; (3) the ability of Zura Bio to successfully conduct research and development activities, grow and manage growth profitably, maintain relationships with customers and suppliers, and retain key employees; (4) the ongoing costs relating to operating as a public company; (5) changes in the applicable laws or regulations; (6) the possibility that Zura Bio may be adversely affected by other economic, business, and/or competitive factors; (7) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Zura Bio operates; (8) the potential inability of Zura Bio to raise additional capital needed to pursue its business objectives or to achieve efficiencies regarding other costs; (9) the enforceability of Zura Bio’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; and (10) other risks and uncertainties described in the registration statement on Form S-1 filed with the SEC on June 14, 2023, and such other documents filed by Zura Bio from time to time with the SEC. These risks and uncertainties may be amplified by the COVID-19 pandemic or other unanticipated global disruption events, which may continue to cause economic uncertainty. Zura Bio cautions that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Zura Bio gives no assurance that it will achieve its expectations. Zura Bio does not undertake or accept any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.

Contacts

Megan K. Weinshank

Head of Investor Relations

IR@zurabio.com

Lee M. Stern

Meru Advisors

lstern@meruadvisors.com